Exhibit 99.1

CLEANTECH ACQUISITION CORP.

BALANCE SHEET

JULY 19, 2021

	July 19, 2021	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
ASSETS
Current asset - cash	$1,525,000	225,000	(b)	$1,750,000
Prepaid expenses	26,580			26,580
Total current assets	1,551,580			1,776,580

Cash held in trust account	152,000,000	22,500,000	(a)	174,500,000
		450,000	(b)
		(450,000	)(c)
TOTAL ASSETS	$153,551,580			$176,276,580

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$307,728			$307,728
Total current liabilities	307,728			307,728

Promissory note - related party	188,302			188,302
Warrant liabilities	14,750,000	1,383,750	(a)	16,707,500
		573,750	(b)
Total Liabilities	15,246,030			17,203,530

Commitments
Common stock subject to possible redemption, 13,198,568 shares at redemption value	133,305,540	20,767,500	(d)	154,073,040

Stockholders' Equity
Common stock, $0.0001 par value; 200,000,000 shares authorized; 6,113,932 issued and outstanding (1)	611	225	(a)	631
		(205	)(d)
Additional paid-in capital	5,231,271	21,116,025	(a)	5,258,926
		101,250	(b)
		(422,325	)(c)
		(20,767,295	)(d)
Accumulated deficit	(231,872)	(27,675	)(c)	(259,547)
Total Stockholders' Equity	5,000,010			5,000,010
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$153,551,580			$176,276,580

(1) Includes up to 562,500 shares of common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter. The underwriters exercised their over-allotment option in full on July 28, 2021; thus, no shares of common stock remain subject to forfeiture.

The accompanying notes are an integral part of the financial statement.

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CLEANTECH ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENT

(UNAUDITED)

NOTE 1. CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Financial Statement presents the Balance Sheet of CleanTech Acquisition Corp. (the “Company”) as of July 19, 2021, adjusted for the exercise of the underwriters’ over-allotment option in full and related transactions which closed on July 28, 2021 as described below.

On July 19, 2021, the Company consummated its initial public offering (the “Initial Public Offering”) of 15,000,000 units (the “Units”). Each Unit consists of one share of common stock, one right, and one-half of a warrant, with each whole warrant entitling the holder thereof to purchase one share of common stock at an exercise price of $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $150,000,000. Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 6,500,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to CleanTech Investments LLC (the “Sponsor”), generating gross proceeds of $6,500,000.

The Company had granted the underwriters in the Initial Public Offering (the “Underwriters”) a 45-day option to purchase up to 2,250,000 additional Units to cover over-allotments, if any. On July 28, 2021, the Underwriters exercised the over-allotment option in full and purchased an additional 2,250,000 Units (the “Over-Allotment Units”), generating gross proceeds of $22,500,000, and incurred 450,000 in cash underwriting fees.

Simultaneously with the closing of the exercise of the over-allotment option, the Company consummated the sale of 675,000 warrants (the "Over-Allotment Warrants") at a purchase price of $1.00 per warrant in a private placement to the Sponsor, generating gross proceeds of $675,000.

Upon closing of the Initial Public Offering, the sale of the Private Placement Warrants, the sale of the Over-Allotment Warrants, and the sale of the Over-Allotment Units, a total of $174,500,0001 ($10.10 per Unit) was placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee.

In addition, the Sponsor agreed to forfeit up to 562,500 shares of common stock, par value $0.0001 (the “Founder Shares”) to the extent that the over-allotment option is not exercised in full by the underwriters. As a result of the underwriters' exercise of the over-allotment option in full, no Founders Shares are subject to forfeiture.

1Separately, on July 21, 2021, $275,000 was transferred from the trust account to the Company’s operating account to properly allocate the Private Placement proceeds between the trust account and operating account.

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CLEANTECH ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENT

(UNAUDITED)

Pro forma adjustments to reflect the exercise of the Underwriters’ over-allotment option described above are as follows:

	Pro forma entries
a.	Cash held in trust account	$22,500,000
	Warrant liabilities		$(1,383,750)
	Common Stock		$(225)
	Additional paid-in capital		$(21,116,025)
	To record sale of 2,250,000 Over-allotment Units at $10.00 per Unit

b.	Cash held in trust account	$450,000
	Operating Bank Account	$225,000
	Warrant liabilities		$(573,750)
	Additional paid-in capital		$(101,250)
	To record sale of 675,000 Private Placement Warrants at $1.00 per Warrant

c.	Additional paid-in capital	$422,325
	Accumulated deficit	$27,675
	Cash held in Trust Account		$(450,000)
	To record payment of cash underwriting fee

d.	Common Stock	$205
	Additional paid-in capital	$20,767,295
	Common Stock subject to redemption		$(20,767,500)
	To record Common Stock subject to redemption

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